UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 20, 2005

SOLECTRON CORPORATION

(Exact name of registrant as specified in charter)

Delaware	1-11098	94-2447045

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

847 Gibraltar Drive, Milpitas, California	95035

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(408) 957-8500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04. Triggering Events That Accelerate or Increase a Direct Financial
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT 99.1

ITEM 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

     On April 20, 2005, Solectron Corporation (the “Registrant”) gave notice to holders of its outstanding 9.625% Senior Notes due 2009 (the “Notes”) that it has called the Notes for redemption on May 20, 2005. The Notes were issued pursuant to an Indenture, dated as of February 6, 2002 (the “Base Indenture”), between the Registrant and U.S. Bank National Association, as successor to State Street Bank and Trust Company of California, N.A., as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of February 6, 2002 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Registrant and the Trustee. The aggregate principal amount of the Notes outstanding is $500 million.

     The Notes will be automatically redeemed on May 20, 2005, at a total redemption price equal to the greater of (1) 104.813% of the principal amount of the Notes, plus accrued and unpaid interest and (2) a make-whole premium on the Notes, plus, to the extent not included in the make-whole premium, accrued and unpaid interest to, but not including, the date of redemption. Under the terms of the Indenture, the make-whole premium with respect to the Notes is the sum of the present values of the remaining scheduled payments of interest, principal and premium thereon as if the Notes were redeemed on February 16, 2006, discounted to the date of redemption on a semiannual basis at the treasury rate plus 50 basis points. From and after May 20, 2005, the Notes will cease to accrue interest, and holders of the Notes will only have the right to receive the redemption price plus accrued and unpaid interest.

     The Registrant has reported cash flow from operations in the six months ended February 25, 2005, of approximately $477 million and currently has a total cash balance of approximately $1.96 billion. The Registrant is applying some of its liquidity to the redemption in order to eliminate the interest expense of the Notes.

     The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit	Description

99.1	Press release, dated, April 20, 2005, reporting that Solectron Corporation has called its 9.625% Senior Notes due 2009.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2005	Solectron Corporation
/s/ Perry G. Hayes
Perry G. Hayes
Treasurer and Vice President of Investor Relations

INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K DATED APRIL 20, 2005

Exhibit	Description
99.1	Press release, dated, April 20, 2005, reporting that Solectron Corporation has called its 9.625% Senior Notes due 2009.